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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported)             September 26, 2000
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                         CENTURY BUSINESS SERVICES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                       22-2769024
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(State of other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)


                                     0-25890
                                     -------
                            (Commission File Number)


                   6480 Rockside Woods Blvd., South, Suite 330
                              Cleveland, Ohio 44131
                    (Address of principal executive offices)
                                   (Zip Code)
       Registrant's telephone number, including area code (216) 447-9000.
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Item 2.  Disposition of Assets

         On June 26, 2000 Century Business Services, Inc. entered into a binding agreement for the previously announced sale of its risk-bearing insurance operations, contingent upon regulatory approval. The Ohio Department of Insurance granted such approval on September 20, 2000, and the transaction was completed on October 6, 2000. Final consideration received by Century was $28 million in cash.
         Attached as an Exhibit is a copy of the Press Release announcing the close of the transaction with ProFinance Holdings Corporation, the assignee of Avalon National Corporation's rights under the Stock Purchase Agreement dated June 26, 2000.

Item 5.  Other Events

         On September 26, 2000 Mr. Joseph J. Plumeri, Jr. resigned his position as Lead Director to pursue other interests. On October 12, 2000 the Company announced the appointment of Steven L. Gerard as Chief Executive Officer and a Director. The Press Releases announcing these events are also attached as Exhibits.


Item 7.  Exhibits

                  99.4     Press Release dated September 26, 2000.
                  99.5     Press Release dated October 6, 2000.
                  99.6     Press Release dated October 12, 2000.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CENTURY BUSINESS SERVICES, INC.



Date:  October 17, 2000                /s/ Jerome P. Grisko, Jr.
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                                       Jerome P. Grisko, Jr.
                                       President